UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HSBC FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization	86-1052062 (I.R.S. Employee Identification No.)

2700 Sanders Road
Prospect Heights, Illinois 60070
(Address of principal executive officers)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.25% Notes due January 14, 2011	New York Stock Exchange, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-120494

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered.

The class of securities to be registered hereby is 5.25% Notes due January 14, 2011 (the "Notes") of HSBC Finance Corporation, a Delaware corporation (the "Registrant").

The description of the Notes is set forth in the Prospectus dated June 13, 2005 as included in the Registration Statement on Form S-3, as amended (No. 333-120494), of the Registrant, as filed with the Securities and Exchange Commission (the "Commission"), and the Prospectus Supplement dated November 17, 2005 as filed with the Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933. The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2. Exhibits.
4.1

Amended and Restated Indenture for Senior Debt Securities, dated as of December 15, 2004, between HSBC Finance Corporation and U.S. Bank National Association, as Trustee, to be used in connection with the issuance of the Notes of HSBC Finance Corporation (incorporated herein by reference to Exhibit 4.3 to HSBC Finance Corporation's Registration Statement on Form S-3 (No. 333-120494)).

4.2

Amended and Restated Standard Multiple-Series Indenture Provisions for Senior Debt Securities dated as of December 15, 2004 to be used in connection with the issuance of the Notes of HSBC Finance Corporation (incorporated herein by reference to Exhibit 4.1 to HSBC Finance Corporation's Registration Statement on Form S-3 (No. 333-120494)).

4.3	Form of 5.25% Note due January 14, 2011.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on behalf of HSBC Finance Corporation by the undersigned, thereto duly authorized.

HSBC FINANCE CORPORATION (Registrant)
By: /s/ Patrick D. Schwartz Patrick D. Schwartz Vice President, Deputy General Counsel - Corporate and Assistant Secretary
Dated: November 28, 2005

Exhibit Index

Exhibit
No.

4.1

Amended and Restated Indenture for Senior Debt Securities, dated as of December 15, 2004, between HSBC Finance Corporation and U.S. Bank National Association, as Trustee, to be used in connection with the issuance of the Notes of HSBC Finance Corporation (incorporated herein by reference to Exhibit 4.3 to HSBC Finance Corporation's Registration Statement on Form S-3 (No. 333-120494)).

4.2

Amended and Restated Standard Multiple-Series Indenture Provisions for Senior Debt Securities dated as of December 15, 2004 to be used in connection with the issuance of the Notes of HSBC Finance Corporation (incorporated herein by reference to Exhibit 4.1 to HSBC Finance Corporation's Registration Statement on Form S-3 (No. 333-120494)).

4.3	Form of 5.25% Note due January 14, 2011.